UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2014

RiceBran Technologies
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2014, RiceBran Technologies (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative for the several underwriters (“Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 1,417,500 shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”), together with  warrants to purchase an aggregate of 708,750 shares of Common Stock at an exercise price equal to $5.87 per share (each a “Warrant” and collectively, the “Warrants”).  The shares of Common Stock and Warrants are being offered and sold to the public (the “Offering”) pursuant to the prospectus dated June 17, 2014, a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on June 19, 2014, and a final prospectus supplement to be filed on June 20, 2014, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-196541), which became effective on June 17, 2014.  The Warrants are immediately exercisable after their issuance and have a term of five years.  The Company intends to use the aggregate net proceeds of the financing primarily for additional capital contributions to Nutra SA for working capital at our operating subsidiary Irgovel, paying off our senior revolving note and for general corporate purposes and working capital needs. The Warrants will not be listed on the Nasdaq Capital Market nor any other exchange.  After the underwriting discount and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $6,854,548.  The Offering is expected to close on June 25, 2014.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

The Company will pay Underwriters a cash fee equal to 7% of the aggregate gross proceeds raised in the Offering and will issue a warrant to purchase up to 85,050 shares of our common stock at an exercise price equal to $6.625 per share with a five year term.  The Company agreed to reimburse Maxim Group LLC for certain out-of-pocket expenses incurred by them with respect to this offering, including but not limited to the fees and disbursements of its counsel, up to a maximum of $50,000.

A copy of the Underwriting Agreement and Form of Warrant are attached as Exhibits 1.1 and 4.1 to this report, and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and Form of Warrant does not purport to be complete and is qualified in its entirety by reference to such exhibits, which are incorporated by reference.  The legal opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation relating to the securities being sold is filed as Exhibit 5.1.

The provisions of the Underwriting Agreement and Form of Warrant, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The registration statement on Form S-3 and prospectuses relating to the shares of Common Stock and Warrants offered by the Company were filed with the Securities and Exchange Commission and are available on the SEC’s web site at http://www.sec.gov.  Copies of the prospectuses may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (800) 724-0761.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC.  You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report.  The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 8.01 Other Events

On June 19, 2014, the Company issued a press release announcing the Offering, as described above in Item 1.01. On June 20, 2014, the Company issued a subsequent press release announcing the offering price and terms.  The full texts of the press releases are set forth as Exhibits 99.1 and 99.2 attached to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement

4.1	Form of Warrant

5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin

23.1	Consent of Weintraub Tobin Chediak Coleman Grodin (included in Exhibit 5.1)

99.1	Press release dated June 19, 2014

99.2	Press release dated June 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 20, 2014	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Financial Officer
(Duly Authorized Officer)